Exhibit 3.17

CERTIFICATE OF LIMITED PARTNERSHIP

OF

OPRYLAND HOTEL-TEXAS, LIMITED PARTNERSHIP

This Certificate of Limited Partnership of Opryland Hotel-Texas Limited Partnership (the “Limited Partnership”) is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

1. The name of the limited partnership is Opryland Hotel-Texas Limited Partnership.

2. The address of the registered office of the limited partnership in Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The limited partnership’s registered agent at that address is Corporation Service Company.

3. The name and address of the general partner is:

Opryland Hospitality, Inc.

One Gaylord Drive

Nashville, TN 37214

IN WITNESS WHEREOF, the undersigned, constituting of the general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 19th day of October, 1999.

OPRYLAND HOSPITALITY, INC. General Partner

By:	/s/ Rod Connor
Printed Name: Rod Connor Title: Vice President

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

OPRYLAND HOTEL-TEXAS LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

1. The name of the limited partnership is Opryland Hotel-Texas Limited Partnership.

2. The Certificate of Limited Partnership is hereby amended by deleting the third section in its entirety and replacing it with the following:

“3. The name and address of the sole general partner is:

Opryland Hospitality, LLC

One Gaylord Drive

Nashville, Tennessee 37214”

3. This amendment shall become effective upon filing.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on September 24, 2012.

OPRYLAND HOTEL-TEXAS LIMITED PARTNERSHIP

By:	Opryland Hospitality, LLC, its general partner

By:	/s/ Carter R. Todd
Name:	Carter R. Todd
Title:	Vice President and Secretary

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

OPRYLAND HOTEL-TEXAS LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

1. The name of the limited partnership is Opryland Hotel-Texas Limited Partnership.

2. The Certificate of Limited Partnership is hereby amended by deleting the first section in its entirety and replacing it with the following:

“The name of the limited partnership is RHP Property GT, LP.”

3. This amendment shall become effective on October 1, 2012.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on September 21, 2012.

OPRYLAND HOTEL-TEXAS LIMITED PARTNERSHIP

By:	Opryland Hospitality, LLC, its general partner

By:	/s/ Carter R. Todd
Name:	Carter R. Todd
Title:	Vice President and Secretary